                                 JAMES GROSFELD
                                      2001
                       THREE YEAR GRANTOR RETAINED ANNUITY
                                 TRUST AGREEMENT

                             DATED: ________________







               =================================================
                               FOR THE BENEFIT OF:

                         Jason Grosfeld and Rachel Kukes

               =================================================




                             SETTLOR: JAMES GROSFELD

                             TRUSTEE: JAMES GROSFELD

                                Table of Contents


                    GRANTOR RETAINED ANNUITY TRUST AGREEMENT


1 DISPOSITION OF THE TRUST........................................................................................1
     1A Funding...................................................................................................1
     1B Payment of Annuity Amounts................................................................................1
         1B(1) Calculation of Annuity Amount......................................................................1
         1B(2) Incorrect Valuation................................................................................2
         1B(3) Short Year.........................................................................................2
     1C Payment on the Third Anniversary..........................................................................2
         1C(1) If the Settlor is Then Surviving...................................................................2
         1C(2) If the Settlor is Not Then Surviving...............................................................3
     1D Power to Reacquire the Trust Principal....................................................................3

2 ADMINISTRATION OF THE TRUST.....................................................................................3
     2A Powers of the Trustee.....................................................................................3
         2A(1) Investments........................................................................................3
         2A(2) Voting.............................................................................................3
         2A(3) Borrowings.........................................................................................4
         2A(4) Claims.............................................................................................4
         2A(5) Distributions......................................................................................4
         2A(6) Principal or Income................................................................................4
         2A(7) Sale to the Settlor................................................................................4
         2A(8) Agents.............................................................................................4
         2A(9) Title and Possession...............................................................................4
         2A(10) Registration......................................................................................5
     2B Exercise of Powers........................................................................................5
     2C Successor Trustee.........................................................................................5
     2D Third Parties.............................................................................................5
     2E Taxable Year..............................................................................................6
     2F Bond. 6
     2G Exculpation of the Trustee................................................................................6

3 SPECIAL LIMITATIONS.............................................................................................6
     3A No Additional Contributions...............................................................................6
     3B Prohibitions..............................................................................................6
     3C Commutation...............................................................................................6

4 INTENT AND TECHNICAL AMENDMENTS.................................................................................7
         4A(1) Construction.......................................................................................7
         4A(2) Irrevocability and Technical Amendments............................................................7
     4B Compensation..............................................................................................7
     4C Law Applicable............................................................................................7

5 MISCELLANEOUS PROVISIONS........................................................................................8
     5A Miscellaneous Administrative Provisions...................................................................8
         5A(1) Construction of Trust Agreement....................................................................8
              5A(1)(a) Pronouns...................................................................................8
              5A(1)(b) Definition of Descendant, Descendants, Child, Children, and Issue..........................8
              5A(1)(c) Other Definitions..........................................................................8
         5A(2) Lapsed Distribution................................................................................9
         5A(3) Section Headings for Convenience Only..............................................................9
         5A(4) Notice.............................................................................................9

6 THE TRUSTEE'S RESPONSIBILITY....................................................................................9

                                    EXHIBIT A


                                    EXHIBIT B

                    GRANTOR RETAINED ANNUITY TRUST AGREEMENT




         GRANTOR RETAINED ANNUITY TRUST AGREEMENT (referred to as the "TRUST AGREEMENT") made and entered into this ______ day of _______________, 2001, by and between JAMES GROSFELD, as Settlor (referred to as the "Settlor"), and JAMES GROSFELD, as Trustee (referred to as the "TRUSTEE").


                                     RECITAL

         The Settlor desires to create a grantor retained annuity trust (hereinafter called the "TRUST") for the benefit of JASON GROSFELD and RACHEL KUKES, with an annuity interest that is a qualified interest within the meaning of IRC section 2702(b) and the corresponding Treasury Regulations to provide payments for the benefit of the Settlor during the term of the Trust and to make a deferred gift to JASON GROSFELD and RACHEL KUKES. This Trust may be referred to as the JAMES GROSFELD 2001 THREE YEAR GRANTOR RETAINED ANNUITY TRUST.


                              OPERATIVE PROVISIONS

         1 DISPOSITION OF THE TRUST.

         1A FUNDING.

         The Settlor hereby assigns, transfers, conveys, and delivers to the Trustee as the sole contribution hereto the property described in Exhibit A to this Trust Agreement.

         1B PAYMENT OF ANNUITY AMOUNTS.

         1B(1) CALCULATION OF ANNUITY AMOUNT.

         For a period of three years, the Trustee shall pay to the Settlor in each taxable year of the Trust an annuity amount equal to 37.10% of the net fair market value of the assets of the Trust as of this date. (A schedule of the payment percentages and dates is attached as Exhibit B to this Trust Agreement.) The annuity amount shall be paid in arrears on December 31 in each taxable year that the Trust is in existence other than the taxable year in which the Trust terminates. In the taxable year in which the Trust terminates, the annuity amount shall be paid in arrears on the date the Trust terminates. In no event shall the annuity amount for any taxable year be paid later than the date by which the Trustee is required to file the income tax return of the Trust for such taxable year (without regard to extensions). The Trustee shall not issue a note, other debt instrument, option, or similar financial arrangement in satisfaction of the obligation to pay the annuity amount. Said payments shall be paid from income and, to the extent that income is not sufficient, from principal. Any income of the Trust for a taxable year in excess of the annuity amount shall be added to principal.

         1B(2) INCORRECT VALUATION.

         If the net fair market value of the Trust assets is incorrectly determined, then within a reasonable period after the value is finally determined for federal tax purposes, the Trustee shall pay to the Settlor in the case of an undervaluation or shall receive from the Settlor in the case of an overvaluation an amount equal to the difference between the annuity amount(s) properly payable and the annuity amount(s) actually paid.

         1B(3) SHORT YEAR.

         In determining the annuity amount, the Trustee shall prorate the same, on a daily basis, in the case of a short taxable year and for the taxable year in which the Trust terminates.

         1C PAYMENT ON THE THIRD ANNIVERSARY.

         On the third anniversary of the date of this Trust Agreement, the Trust shall terminate. The Trust shall not terminate prior to the third anniversary of the date of this Trust Agreement under any circumstances. Upon termination of the Trust, the Trustee shall distribute all of the then principal and income of the Trust, other than any amount due the Settlor, as follows:

         1C(1) IF THE SETTLOR IS THEN SURVIVING.

         If the Settlor is then surviving, (i) to the then acting Trustee under the James Grosfeld 1997 Pourover Irrevocable Trust Agreement dated September 19, 1997, between the Settlor, as Settlor, and the then acting Trustee, as Trustee, to be held and distributed in accordance with the terms thereof or (ii) if said distribution is ineffective, the Trustee shall divide such assets into equal shares, one share for each of JASON GROSFELD and RACHEL KUKES who is then surviving or who leaves issue then surviving. The Trustee shall distribute the share for each of JASON GROSFELD and RACHEL KUKES who is then surviving to such person. The Trustee shall distribute the share for each of

JASON GROSFELD who is not then surviving but leaves issue then surviving to such person's estate.

         1C(2) IF THE SETTLOR IS NOT THEN SURVIVING.

         If the Settlor is not then surviving, then to the Settlor's estate.

         1D POWER TO REACQUIRE THE TRUST PRINCIPAL.

         The Settlor shall have the power, exercisable in a nonfiduciary capacity, without the approval or consent of any person in a fiduciary capacity, at any time up to and including the final distribution of the Trust property, to reacquire the Trust principal by substituting other property of an equivalent value.

         2 ADMINISTRATION OF THE TRUST.

         2A POWERS OF THE TRUSTEE.

         Subject to any provisions and limitations set forth expressly herein, the Trustee shall have the following powers, in addition to and not in limitation of those powers otherwise provided the Trustee hereunder and by law:

         2A(1) INVESTMENTS.

         To sell or exchange at public or private sale and on credit or otherwise, and to lease for any term or perpetually, any property at any time held hereunder; to grant and exercise options to buy or sell; to invest and reinvest in real or personal property of every kind and description; and to retain as a proper investment any such property whether originally a part of the Trust or subsequently acquired; all without limitation by any statutes or judicial decisions, whenever enacted or announced, regulating investments or requiring diversification of investments.

         2A(2) VOTING.

         To vote stocks, bonds, or other securities.

         2A(3) BORROWINGS.

         To borrow money, with or without interest, for the benefit of the Trust, and to give mortgages or other security interests in the property of the Trust.

         2A(4) CLAIMS.

         To arbitrate, defend, enforce, release, compromise, or settle any claim of or against the Trust.

         2A(5) DISTRIBUTIONS.

         To make distributions in cash or in kind, including in satisfaction of the right to the annuity amount.

         2A(6) PRINCIPAL OR INCOME.

         To allocate between income and principal all receipts and disbursements in accordance with sound trust accounting principles.

         2A(7) SALE TO THE SETTLOR.

         To sell property to the Settlor or the Settlor's estate at its fair market value on the date of sale.

         2A(8) AGENTS.

         To employ and pay from the assets of the Trust reasonable compensation (without obtaining judicial authorization or approval) to agents, accountants, investment counsel, and attorneys and to delegate to such persons the custody, control, management or investment authority, or responsibility of one or more assets of the Trust. The Trustee may follow the advice of such accountants, investment counsel, and attorneys without liability if the Trustee has used reasonable care in selecting them.

         2A(9) TITLE AND POSSESSION.

         To have title to and possession of all property held hereunder; and to register or hold title to such property in the Trustee's own name or in the name of the Trustee's nominee, without disclosing the Trustee's fiduciary capacity, or to hold it in bearer form. The Trustee shall be liable for any wrongful act of such nominee with respect to any property held in the Trustee's name.

         2A(10) REGISTRATION.

         To register or not to register the Trust with an appropriate court or otherwise and to make all decisions which relate thereto.

         2B EXERCISE OF POWERS.

         The powers of the Trustees described in Section 2A and any other powers or authority given the Trustee under this Trust Agreement or by law may be exercised by the Trustee without court approval, but only in a fiduciary capacity in the interests of the beneficiaries hereunder.

         2C SUCCESSOR TRUSTEE.

         Any Trustee may resign by written notice setting forth the effective date thereof, delivered personally or sent by certified mail at least 30 days prior to such effective date to each remaining Trustee, if any, and to each adult beneficiary then permitted to receive any assets from the Trust. In the event of the death, inability, or unwillingness of JAMES GROSFELD (or any successor Trustee named in this Trust Agreement) to act as Trustee hereunder, such Trustee (or such successor Trustee) shall be replaced as Trustee under this Trust Agreement by NANCY GROSFELD and HAROLD BLUMENSTEIN, successively, in the order of priority named. In the event of the death, inability, or unwillingness of all of the Trustees to act as Trustee, they shall be replaced by a successor Trustee designated by a majority of the adult beneficiaries then permitted to receive any assets from the Trust. The appointment of a successor Trustee of the Trust shall be effective when such Trustee signs an acceptance of trust. Notice of the appointment of a Trustee of the Trust shall be sent to each adult beneficiary then permitted to receive any assets from the Trust. Each successor Trustee shall have the identical powers, rights, duties, and obligations of the Trustee named in this Trust Agreement.

         2D THIRD PARTIES.

         No one dealing with the Trustee need inquire into the Trustee's authority or application of property.

         2E TAXABLE YEAR.

         The taxable year of the trust shall be the calendar year.

         2F BOND.

         No bond or other security shall be required of a Trustee in any jurisdiction.

         2G EXCULPATION OF THE TRUSTEE.

         The Trustee shall not be accountable or responsible to any person interested in any trust hereunder for the manner in which the Trustee shall in good faith exercise or not exercise any discretionary authority or power of the Trustee. The Trustee shall not be liable for any loss or depreciation in value occasioned by reason of any negligence, error, or mistake of judgment in entering into any transaction, in making any sale or investment, in continuing to hold any property, or by reason of any action or omission, whether by the Trustee or any other fiduciary, unless the Trustee shall have acted in bad faith, notwithstanding the Michigan Estates and Protected Individuals Code,
section 700.1101 et seq. of the Michigan Compiled Laws, or any other law. In the absence of proof by affirmative evidence to the contrary, each Trustee shall be deemed to have acted within the scope of the Trustee's authority; to have exercised reasonable care, diligence, and prudence; and to have acted impartially as to all interested persons. A Trustee shall not be liable for the acts or defaults of another Trustee.

         3 SPECIAL LIMITATIONS.

         3A NO ADDITIONAL CONTRIBUTIONS.

         No additional contributions shall be made to the Trust after the initial contribution.

         3B PROHIBITIONS.

         Except as provided in Sections 1C(1) or 1C(2), the Trustee shall not make any distribution of income or principal from the Trust to or for the benefit of any person other than the Settlor.

         3C COMMUTATION.

         Commutation of the Settlor's interest is prohibited.

         4 INTENT AND TECHNICAL AMENDMENTS.

         The Settlor intends that the annuity interest shall qualify as a qualified interest as defined in IRC section 2702(b). Therefore:

         4A(1) CONSTRUCTION.

         This entire Trust Agreement shall be construed and applied so that the annuity interest complies with the requirements of a qualified interest within the meaning of IRC section 2702(b).

         4A(2) IRREVOCABILITY AND TECHNICAL AMENDMENTS.

         This Trust Agreement is irrevocable. However, the Trustee shall have the power, acting alone, to amend this Trust Agreement in any manner required for the sole purpose of ensuring that the annuity interest qualifies and continues to qualify as a qualified interest within the meaning of IRC section 2702(b).

         4B COMPENSATION.

         The Trustee shall be entitled to receive reasonable compensation for the Trustee's services hereunder. The Trustee shall be reimbursed for the Trustee's expenses incurred on behalf of the Trust. The Trustee has discretion to pay such compensation and reimbursements from assets of the Trust without obtaining judicial authorization or approval.

         4C LAW APPLICABLE.

         This Trust Agreement shall be construed and governed, and its validity and effect and the rights and duties of the Trustee and beneficiaries shall be determined, under the laws of the state of Michigan. However, the Trustee is prohibited from exercising any power or discretion granted under said laws that would be inconsistent with the qualification of the annuity interest as a qualified interest under IRC section 2702(b) and the corresponding Treasury Regulations.

         5 MISCELLANEOUS PROVISIONS.

         5A MISCELLANEOUS ADMINISTRATIVE PROVISIONS.

         5A(1) CONSTRUCTION OF TRUST AGREEMENT.

         Whenever used in this Trust Agreement, unless the context otherwise requires or specifically provides, the words and terms defined in Section 5A(1) have the meaning ascribed to them by Section 5A(1).

         5A(1)(a) PRONOUNS.

         Whenever the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         5A(1)(b) DEFINITION OF DESCENDANT, DESCENDANTS, CHILD, CHILDREN, AND ISSUE.

         The terms "DESCENDANT," "DESCENDANTS," "CHILD," "CHILDREN," and "ISSUE" include each of such descendants, children, or issue, as appropriate (i) who was born in wedlock or whose parents believed themselves lawfully wedded at the time of such descendant's birth, (ii) who was adopted prior to the age of 21 years, and (iii) who is a descendant of any such adopted person; such terms shall not include an unadopted descendant born out of wedlock unless the parents of such descendant believed themselves lawfully wedded at the time of such descendant's birth. The term "ISSUE" does not include the descendants of any living descendant. When a person's issue is being determined at any time (for example, for allocation of assets at the death of the Settlor), only that person's issue surviving at that time are included in the term "ISSUE." In determining descendants, children, or issue surviving at a specified time, an unborn descendant in gestation who is later born alive is deemed to be a descendant, a child, or one of such issue, as appropriate, surviving at such specified time.

         5A(1)(c) OTHER DEFINITIONS.

         5A(1)(c)(i)

         The term "ANNUITY BENEFICIARY" is defined in Section 1B(1).

         5A(1)(c)(ii)

         The Trustee's "DISCRETION" in connection with a power of the Trustee shall mean the Trustee's sole, absolute, and uncontrolled discretion.

         5A(1)(c)(iii)

         A reference to a person's "ESTATE" means that person's estate which is subject to probate administration.

         5A(1)(c)(iv)

         The term "IRC SECTION" means a section of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any successor Internal Revenue law, as in effect as of the date of the Settlor's death or the date this Trust Agreement becomes irrevocable, whichever occurs first.

         5A(1)(c)(v)

         A distribution or division of assets into shares for any person's issue "PER STIRPES" means a distribution or division of such assets into equal shares, one for each of such persons children then surviving and one for each of such person's deceased children leaving issue then surviving; the share for each of such person's deceased children leaving issue then surviving shall be divided into shares for such deceased child's issue in the same manner.

         5A(1)(c)(vi)

         The word "SECTION" means a section of this Trust Agreement.

         5A(1)(c)(vii)

         A reference to any "TAX" also includes any interest or penalties thereon.

         5A(1)(c)(viii)

         The term "TREASURY REGULATIONS" means the regulations, as amended, promulgated by the Secretary of the Treasury of the United States.

         5A(1)(c)(ix)

         The term "TRUSTEE" means all persons or entities who occupy the office of Trustee of any trust hereunder while such persons or entities occupy such office, whether one or more persons or entities occupy the office of Trustee at the same time or times, and includes any successor Trustee or Trustees.

         5A(1)(c)(x)

         A reference to a person's "WILL" means such person's Last Will and Testament and any Codicil or Codicils thereto.

         5A(2) LAPSED DISTRIBUTION.

         A provision for distribution to an individual who is not surviving at the time such individual otherwise becomes eligible for such distribution shall lapse notwithstanding any law to the contrary.

         5A(3) SECTION HEADINGS FOR CONVENIENCE ONLY.

         The Section headings in this Trust Agreement are for convenience only, are not a substantive part of this Trust Agreement and shall not be used in its interpretation.

         5A(4) NOTICE.

         Any notice required hereunder shall be delivered personally or sent by first class or certified mail addressed to the last known address of the intended recipient as disclosed by the Trustee's records.

         6 THE TRUSTEE'S RESPONSIBILITY.

         The Trustee agrees to the terms and conditions of this Trust Agreement. The Trustee agrees to hold and administer any assets transferred to the Trustee by the Settlor at the time of execution of this Trust Agreement, and any other assets that the Trustee agrees to receive, in accordance with the terms and conditions of this Trust Agreement.



WITNESSES:


--------------------------------                --------------------------------
                                                JAMES GROSFELD,

                                                as Settlor and as Trustee.
--------------------------------

                                    EXHIBIT A



         The following property has been delivered in trust under this Trust Agreement, receipt of which is hereby acknowledged by the Trustee:



                  49% membership interest as Class B member in Grosfeld Company L.L.C., a Michigan limited liability company

                                                                       EXHIBIT B



                     SCHEDULE OF PAYMENTS OF ANNUITY AMOUNTS

================================================================================

PAYMENT NUMBER             PAYMENT DATE              PERCENTAGE OF INITIAL
                                                       AMOUNT TRANSFERRED

================================================================================
         1                 December 31, 2001                  24.4962%

         2                 December 31, 2002                  37.1000%

         3                 December 31, 2003                  37.1000%

         4                 May 4, 2004                        12.6038%
